Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 4 to Form F-1 (File No. 333-234100) of our report dated June 25, 2019, except for Note 16, as to which the date is September 16, 2019, with respect to the consolidated financial statements of China Eco-Materials Group Co., Ltd. and subsidiaries as of February 28, 2019 and 2018, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

New York, New York

January 24, 2020